EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement of Associated Estates Realty Corporation on Form S-8 (File No. 333-27429) of our report dated June 18, 2013 on our audit of the financial statements and supplemental schedule of The AERC 401(K) Savings Plan and Trust as of and for the year ended December 31, 2012, which report is included in the Annual Report on Form 11-K which is filed with the Securities and Exchange Commission.

/s/ CohnReznick, LLP
CohnReznick, LLP

Chicago, Illinois
June 18, 2013

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement of Associated Estates Realty Corporation on Form S-8 (File No. 333-27429) of our report dated June 12, 2012 on our audit of the statement of net assets available for benefits of The AERC 401(K) Savings Plan and Trust as of December 31, 2011, which report is included in the Annual Report on Form 11-K which is filed with the Securities and Exchange Commission.

/s/ Reznick Group, P.C.
Reznick Group, P.C.

Skokie, Illinois
June 18, 2013